Exhibit 23.1
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                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 22, 2005, relating to the financial statements of Gold Resource Corporation as of December 31, 2004 and for the two years then ended, and the reference to our firm as experts in the prospectus which is a part of the registration statement.


/s/ Stark Winter Schenkein & Co., LLP
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Certified Public Accountants


October 27, 2005
Denver, Colorado